UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 21, 2014

Basta Holdings Corp.
 (Exact name of registrant as specified in its charter)

Nevada	333-185572	99-0367603
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1111 Kane Concourse Suite 518 Bay Harbor Islands, FL 33154
(Address of principal executive offices)

(305) 867-1228
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03                     Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 10, 2014 the Company filed an Amendment to the Company’s Articles of Incorporation which increased the authorized common stock to 250,000,000 shares, $0.001 par value and authorized 5,000,000 shares of Series A Preferred Stock, par value $0.001 and 5,000,000 of Series B Preferred Stock, par value $0.001.  The Amendment also provided that the Series A Preferred Stock would have 10 votes per share and that dividends would be paid at the discretion of the Board of Directors.  The Series B Preferred Shares are convertible into two shares of common stock.  A copy of the Amendment is attached as Exhibit 99.1.

Item 7.01                     Regulation FD Disclosure

On April 21, 2014 the Company issued a press releases announcing that the Company had generated approximately $1,000,000 in revenues for the month of March 2014. A copy of the press release is attached hereto as Exhibit 99.2.

 Item 9.01                    Financial Statements and Exhibits

Exhibit Number	Description

99.1	Amended Articles of Incorporation

99.2	Press Release dated April 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basta Holdings Corp.
(Issuer)

By:	/s/ Jacob Gitman
Jacob Gitman, President
Dated: April 21, 2014